UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 2, 2008
EVERGREEN SOLAR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31687	04-3242254

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)
(508) 357-2221
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1 Base Indenture dated July 2, 2008
EX-4.2 First Supplemental Indenture dated July 2, 2008
EX-99.1 Press Release dated July 7, 2008

Item 1.01. Entry into a Material Definitive Agreement.
On July 2, 2008, Evergreen Solar, Inc. (the “Company”) completed its previously announced public offering of $325,000,000 aggregate principal amount of its 4% Senior Convertible Notes due 2013 (the “original notes”) and the underwriters in the offering (the “Underwriters”) exercised their option to purchase an additional $48,750,000 aggregate principal amount of the Company’s 4% Senior Convertible Senior Notes due 2013 (the “additional notes” and, together with the original notes, the “notes”).
The notes were issued pursuant to a base indenture (the “Base Indenture”) dated as of July 2, 2008, between the Company and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture relating to the notes dated as of July 2, 2008 (together the “Indenture”). The notes will bear interest at the rate of 4% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2009. The notes will mature on July 15, 2013 unless previously repurchased by the Company or converted in accordance with their terms prior to such date. The notes will not be redeemable at the Company’s option prior to the stated maturity date. If certain fundamental change transactions occur at any time prior to maturity, holders of the notes may require the Company to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.
Holders of the notes may convert their notes at their option prior to the close of business on the scheduled trading day immediately preceding the maturity date at any time beginning on April 15, 2013 and also under any of the following circumstances:
•	during any fiscal quarter beginning after September 27, 2008 (but only during such fiscal quarter), if the closing sale price of the Company’s common stock was more than 130% of the then applicable conversion price for at least 20 trading days during the period of the 30 consecutive trading days ending on, and including, the last trading day of the previous fiscal quarter;

•	during a specified period if certain distributions to holders of the Company’s common stock are made or certain corporate transactions occur; or

•	during the five consecutive business-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the notes for each trading day during such five trading-day period was less than the product of 98% of the closing sale price of the Company’s common stock on such trading day and the then applicable conversion rate.
The notes are convertible into cash up to their principal amount and shares of the Company’s common stock for the remainder, if any, of the conversion value in excess of such principal amount at the initial conversion rate of 82.5593 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $12.1125 per share), subject to adjustment. Subject to certain adjustments, exceptions and limitations, the holder of a note for $1,000 principal amount that is converted when the Company’s common stock is trading at the conversion price of $12.1125 (or lower) would receive $1,000 (or less) in cash, and the holder of a note for $1,000 principal amount that is converted when the Company’s common stock is trading above the conversion price of $12.1125 would receive $1,000 in cash and shares of the Company’s common stock to the extent that the market value of the Company’s common stock multiplied by the conversion rate, which is initially 82.5593, exceeds $1,000.
If a non-stock change of control occurs and a holder elects to convert notes in connection with such non-stock change of control, such holder may be entitled to an increase in the conversion rate. The conversion rate may also be adjusted under certain other circumstances, including, but not limited to, the issuance of stock dividends and payment of cash dividends.
To reduce the dilution from common stock issuances that would otherwise occur upon conversion of the notes, in connection with the sale of the notes, on June 26, 2008, the Company entered into a capped call transaction with respect to the Company’s common stock (the “Capped Call”) with an affiliate (the “Counterparty”) of the representative of the Underwriters. The Capped Call has an initial strike price of $12.1125 per share, subject to certain adjustments, which matches the initial conversion price of the notes, and a cap price of $19.00 per share. The Capped Call reduces the dilution from new common stock issuances that would otherwise occur upon conversion of the notes by requiring the Counterparty to deliver to the Company upon such conversion the same number of shares of common stock that the Company would be required to deliver for conversions up to the cap price of $19.00. Therefore, for each share of common stock delivered by the Company to the note holders in connection with a conversion of notes up to the cap price of $19.00 per share, the Counterparty will deliver to the Company one share of common stock.
If, however, the market value per share of the Company’s common stock, as measured under the terms of the Capped Call, exceeds the cap price, there would be dilution to the extent that the then market value per share exceeds the cap price. This means that if notes are converted when the Company’s common stock is trading at more than $19.00 per share, the shares issued by the Company upon conversion with respect to amounts in excess of that price will not be offset by delivery to the Company of additional shares by the Counterparty. The Capped Call was described in a Current Report on Form 8-K filed on July 2, 2008 and will be filed by an amendment to that Current Report on Form 8-K or as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008.
The description of the Indenture and the notes in this report is a summary and is qualified in its entirety by the terms of the Indenture and the notes. Copies of the Base Indenture, the First Supplemental Indenture and the form of the note are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively.
U.S. Bank National Association has provided and may from time to time in the future provide trustee, registrar, paying agent and other services to the Company.

Item 8.01 Other Events
The Company issued a press release on July 7, 2008 announcing that it has requested U.S. Bank National Association, as trustee under the Indenture dated as of June 29, 2005, among the Company and U.S. Bank National Association relating to the 4.375% Convertible Subordinated Notes due 2012 issued by the Company (the “Subordinated Notes”), to issue a Notice of Redemption to holders of the Subordinated Notes to redeem on July 22, 2008 (the “Redemption Date”) all of the outstanding Subordinated Notes at a redemption price (the “Redemption Price”) of 100% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date.
Interest on the Subordinated Notes will cease to accrue on and after the Redemption Date, and the only remaining right of the holders of the Subordinated Notes will be to receive payment of the Redemption Price upon delivery of the Subordinated Notes in accordance with the Notice of Redemption. On or prior to 5:00 p.m. on July 21, 2008, holders of the Subordinated Notes may elect to convert their Subordinated Notes into Common Stock of the Company at a conversion rate of 135.318 shares of Common Stock per $1,000 principal amount of Subordinated Notes. The last reported sale price of the Company’s common stock on the Nasdaq Global Market on July 7, 2008 was $9.27 per share.
The Subordinated Notes are held in global form through the book-entry transfer system of The Depository Trust Company (“DTC”). To convert Subordinated Notes the holder thereof should complete the appropriate instruction form for conversion pursuant to DTC’s book-entry conversions program, deliver by book-entry delivery an interest in such Subordinated Note in global form and follow such other directions as instructed by DTC. To receive the Redemption Price for any Subordinated Note being redeemed, the holder thereof should complete the appropriate instruction form for redemption pursuant to DTC’s book-entry system and follow such other directions as instructed by DTC.
A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Base Indenture dated July 2, 2008.

4.2	First Supplemental Indenture dated July 2, 2008.

4.3	Form of 4% Senior Convertible Notes due 2013 (attached as Exhibit A to First Supplemental Indenture filed as Exhibit 4.2 hereto).

99.1	Press Release dated July 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
Date: July 7, 2008	By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary